Exhibit 10.2

DESCRIPTION OF THE NOTES

The Notes will be issued under an indenture between Legg Mason, Inc. and a trustee to be selected by Legg Mason that satisfies the requirements of the Trust Indenture Act of 1939 and has a combined capital and surplus of at least $100,000,000. Legg Mason will enter into a registration rights agreement with the initial purchasers of the Notes for the benefit of the holders of the Notes.  Terms used but not defined herein will have the meanings assigned to such terms in the indenture.

When we refer to "Legg Mason, Inc.," "Legg Mason," "we," "our" or "us" in this description of the notes, we refer only to Legg Mason, Inc. and not its subsidiaries. For purposes of this description of the notes, references to "you" mean the holders of the Notes.

For purposes of this description of the notes, references to the payment of interest include the payment of additional interest, if any, accrued pursuant to the terms of the indenture and the registration rights agreement, unless otherwise specified.

Brief Description of the Notes

The Notes will:

•

initially be limited to $1.25 billion aggregate principal amount;

•

bear interest at a rate of 2.50% per year, accruing from the date the Notes are first issued and payable semiannually in arrears, on January 15 and July 15 of each year, commencing on July 15, 2008;

•

be general senior unsecured obligations, ranking equally in right of payment with all of our other unsecured, unsubordinated indebtedness and senior in right of payment to any indebtedness that is contractually subordinated to the Notes;

•

be convertible by you at any time on or prior to the second business day preceding the maturity date, (a) beginning July 15, 2014 and (b) prior to July 15, 2014 only upon satisfaction of one of the conditions for conversion, as described under "— Conversion Rights," into cash and, if applicable, shares of our common stock initially based on a conversion rate of 11.3636 shares of our common stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $88.00 per share;

•

be subject to repurchase by us at your option if a fundamental change occurs, at a fundamental change repurchase price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date, as set forth under "—Repurchase at the Option of the Holder Upon a Fundamental Change"; and

•

be due on January 15, 2015, unless earlier converted or repurchased by us at your option.

Neither we nor any of our subsidiaries will be subject to any financial covenants under the indenture.  In addition, neither we nor any of our subsidiaries will be restricted under the indenture from paying dividends, incurring debt or issuing or repurchasing our securities.

The Notes initially will be issued in book-entry form only in denominations of $1,000 principal amount and whole multiples thereof. Beneficial interests in the Notes will be shown on, and transfers of beneficial interests in the Notes will be effected only through, records maintained by The Depository Trust Company, or DTC, or its nominee, and any such interests may not be exchanged for certificated Notes except in limited circumstances as described under "—Form, Denomination and Registration—Certificated Notes." For information regarding conversion, registration of transfer and exchange of global Notes held in DTC, see "—Form, Denomination and Registration—Global Notes, Book-Entry Form."

If certificated Notes are issued, you may present them for conversion, registration of transfer and exchange, without service charge, at our office or agency, which will initially be the office or agency of the trustee in New York City.

A holder of the Notes may not sell or otherwise transfer the Notes or shares of our common stock issuable upon conversion of the Notes except in compliance with the provisions of the registration rights agreement and as set forth below under "Transfer Restrictions."

Additional Notes

We may, without the consent of the holders of the Notes, increase the principal amount of the Notes by issuing additional Notes in the future on the same terms and conditions, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes; provided that such differences do not cause the additional Notes to constitute a different class of securities than the Notes for U.S. federal income tax purposes; and provided further, that the additional Notes have the same CUSIP number as the Notes offered hereby. The Notes offered to the initial purchasers and any additional Notes would rank equally and ratably and would be treated as a single class for all purposes under the Indenture. No additional Notes may be issued if any event of default has occurred and is continuing with respect to the Notes.

Payment at Maturity

On the maturity date, each holder will be entitled to receive $1,000 in cash for each $1,000 in principal amount of Notes, together with accrued and unpaid interest to, but not including, the maturity date. With respect to global Notes, principal and interest will be paid to DTC in immediately available funds. With respect to any certificated Notes, principal and interest will be payable on the maturity date at our office or agency, which initially will be the office or agency of the trustee in New York City.

Interest

The Notes will bear interest at a rate of 2.50% per year. Interest will accrue from and including the date any of the Notes are first issued under the Indenture or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but not including, the next interest payment date or the maturity date, as the case may be. We will pay interest in cash semiannually, in arrears on January 15 and July 15 of each year, commencing on July 15, 2008, to holders of record at 5:00 p.m., New York City time, on the preceding January 1 and July 1, respectively. However, we will not pay accrued interest on any Notes when they are converted, except as described under "—Conversion Rights."

We will pay interest on:

•

global Notes to DTC in immediately available funds;

•

any certificated Notes having a principal amount of less than $5,000,000, by check mailed to the holders of those Notes; provided that, at maturity, interest will be payable as described under "—Payment at Maturity;" and

•

any certificated Notes having a principal amount of $5,000,000 or more, by wire transfer in immediately available funds at the election of the holders of these Notes who have duly delivered notice of such election and applicable wire instructions to the trustee at least five business days prior to the relevant interest payment date; provided that, at maturity, interest will be payable as described under "—Payment at Maturity."

Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If a payment date is not a business day, payment will be made on the next succeeding business day, and no additional interest will accrue thereon.

Conversion Rights

Unless we have previously repurchased the Notes, you will have the right to convert any portion of the principal amount of any Notes that is an integral multiple of $1,000 at the conversion rate only if the conditions for conversion described below are satisfied.  Upon conversion, we will satisfy our conversion obligation with respect to the principal amount of the Notes to be converted in cash, with any remaining amount to be satisfied, at our option, in cash or shares of our common stock, or a combination thereof, as described under "—Settlement Upon Conversion".

The initial conversion rate will be 11.3636 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $88.00 per share).  The conversion rate will be subject to adjustment as described under "—Conversion Rate Adjustments."  The "conversion price" on any day will equal $1,000 divided by the conversion rate in effect on that day.

Your right to convert any Notes may be exercised at any time on or prior to the close of business on the second business day immediately preceding the maturity date (a) beginning July 15, 2014 and (b) prior to July 15, 2014 only under the following circumstances:

(1)

on any date during any fiscal quarter beginning after March 31, 2008 (and only during such fiscal quarter) if the closing sale price of our common stock was more than 130% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter;

(2)

if we distribute to all or substantially all holders of our common stock rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price of our common stock for the ten trading days preceding the declaration date for such distribution, as described below in more detail under "—Conversion Upon Specified Corporate Transactions;"

(3)

if we distribute to all or substantially all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities, which distribution has a per share value (as determined in good faith by our board of directors) exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution, as described below in more detail under "—Conversion Upon Specified Corporate Transactions;"

(4)

if we are a party to a specified business combination that does not constitute a fundamental change as described in more detail below under "—Conversion Upon Specified Corporate Transactions;"

(5)

during a specified period if a fundamental change or a make whole event occurs, as described in more detail below under "—Conversion Upon a Fundamental Change" and "—Conversion Upon a Make Whole Event;" or

(6)

if more than $250 million principal amount of the Notes are not KKR Notes (as defined below), then during the five consecutive business-day period immediately following any five consecutive trading-day period in which the trading price (as defined below) for $1,000 principal amount of the Notes for each day during such five trading-day period was less than 98% of the closing sale price of our common stock multiplied by the then current conversion rate, as described in more detail below under "—Conversion Upon Satisfaction of Trading Price Condition."

"KKR Notes" means any Notes held by (i) KKR, (ii) any Affiliate of KKR, or (iii) any other person to the extent that such person holds such Notes in connection with providing KKR or any Affiliate of KKR with long economic exposure to the Notes.  Capitalized terms used in this definition but not otherwise defined in this Description of Notes will have the meanings ascribed to such terms in the note purchase agreement between us, Kohlberg Kravis Roberts & Co. L.P. and the banks named therein.

Except as provided in the next paragraph, upon conversion, you will not receive any separate cash payment of accrued and unpaid interest on the Notes. Accrued and unpaid interest to the conversion date is deemed to be paid in full with the shares of our common stock issued or cash paid upon conversion rather than cancelled, extinguished or forfeited.

If you convert your Notes after the record date for an interest payment but prior to the corresponding interest payment date, the record holder on such record date will receive the accrued and unpaid interest on the corresponding interest payment date. However, except as provided in the next sentence, at the time you surrender your Notes for conversion, you must pay us an amount equal to the interest that has accrued and will be paid on the Notes being converted on the corresponding interest payment date. You are not required to make such payment:

•

if you convert your Notes in connection with a fundamental change and we have specified a fundamental change repurchase date that is after a record date and on or prior to the corresponding interest payment date;

•

if you convert your Notes following the record date immediately preceding the maturity date of the Notes; or

•

to the extent of any overdue interest, if overdue interest exists at the time of conversion with respect to your Notes.

Except as described under "—Conversion Rate Adjustments," we will not make any payment or other adjustment for dividends on any common stock issued upon conversion of the Notes.

Conversion Upon Specified Corporate Transactions

Certain Distributions

You will have the right to convert your Notes if we:

•

distribute to all or substantially all holders of our common stock, rights or warrants entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price of our common stock for the ten trading days preceding the declaration date for such distribution; or

•

distribute to all or substantially all holders of our common stock, cash or other assets, debt securities or rights to purchase our securities, which distribution has a per share value (as determined in good faith by our board of directors) exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution; provided, however, that for the avoidance of doubt, a distribution of our common stock for the purpose of effecting a subdivision of our common stock will not entitle you to convert your Notes.

We will notify you at least 20 calendar days prior to the ex-date for such distribution. Once we have given such notice, you may surrender your Notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day preceding the ex-date or any announcement by us that such distribution will not take place. You may not convert any of your Notes based on this conversion contingency if you will otherwise participate in the distribution without conversion as a result of holding the Notes at the same time that common stockholders participate as if you had held a number of shares of our common stock equal to the conversion rate multiplied by the principal amount (expressed in thousands) of the Notes you hold.

The "closing sale price" of any share of our common stock on any trading date means the closing sale price of such security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded. In the absence of such a quotation, the closing sale price will be determined by a nationally recognized securities dealer retained by us for that purpose. The closing sale price will be determined without reference to extended or after hours trading.

Certain Business Combinations

You will also have the right to convert your Notes if we are a party to a consolidation, merger, binding share exchange or sale or conveyance of all or substantially all of our property and assets that does not constitute a fundamental change (as defined under "—Repurchase at Option of the Holder Upon a Fundamental Change"), in each case pursuant to which our common stock would be converted into cash, securities and/or other property. We will notify you at least 20 calendar days prior to the anticipated effective date of such consolidation, merger, binding share exchange or sale or conveyance. In such event, you will have the right to convert your Notes at any time beginning 15 calendar days prior to the date announced by us as the anticipated effective date of the transaction and until and including the date which is 15 calendar days after the date that is the actual effective date of such transaction. If you do not convert your Notes during this period, you will generally be entitled to receive, upon subsequent conversion, if any, the kind and amount of cash, securities and other property that you would have received if you had converted your Notes solely into common stock immediately prior to the transaction at the then applicable conversion rate, except that the provisions under "—Settlement Upon Conversion" shall continue to apply following any such transaction, with the daily conversion values based on the consideration received in such transaction.

Conversion Upon a Fundamental Change

If a fundamental change (as defined under "—Repurchase at Option of the Holder Upon a Fundamental Change") occurs, you will have the right to convert your Notes at any time beginning on the business day following the effective date of the fundamental change until 5:00 p.m., New York City time, on the business day preceding the repurchase date relating to such fundamental change. We will notify you of the anticipated effective date of any fundamental change that we know, or reasonably should know, will occur at least 15 calendar days prior to such date.

If you have submitted any Notes for repurchase, unless you have withdrawn such Notes in a timely fashion, your conversion rights on the Notes submitted for repurchase will expire at 5:00 p.m., New York City time, on the business day preceding the repurchase date, unless we default in the payment of the repurchase price. If the Notes submitted for repurchase are in global form, you must comply with applicable DTC withdrawal procedures.

Conversion Upon a Make Whole Event

If a make whole event (as defined under "—Adjustment to Conversion Rate Upon a Make Whole Event") occurs, you will have the right to convert your Notes at any time beginning on the business day following the effective date of the make whole event until 5:00 p.m., New York City time, on the make whole termination date (as defined under "—Adjustment to Conversion Rate Upon a Make Whole Event"). We will notify you of the anticipated effective date of any make whole event at least 20 calendar days prior to such date. As described under
"—Adjustment to Conversion Rate Upon a Make Whole Event," the conversion rate for the Notes may be increased for conversions in connection with a make whole event.

Conversion Upon Satisfaction of Trading Price Condition

If more than $250 million principal amount of the Notes are not KKR Notes, you may surrender your Notes for conversion prior to maturity during the five business-day period immediately following any five consecutive trading-day period in which the "trading price" per $1,000 principal amount of Notes, as determined following a request by a holder of Notes in accordance with the procedures described below, for each trading day of such five trading-day period was less than 98% of the product of the closing sale price of our common stock for each day during such five-day trading period and the then current conversion rate. We refer to this condition as the "trading price condition."

The "trading price" of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the trustee for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select; provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, this one bid will be used. If the trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer then, for purposes of the trading price condition only, the trading price of $1,000 principal amount of the Notes will be deemed to be less than 98% of the applicable conversion rate of the Notes multiplied by the closing sale price of our common stock on such determination date.

The trustee will determine the trading price of the Notes upon our written request. We will have no obligation to make that request unless a holder of Notes provides us with reasonable written evidence that the trading price of $1,000 principal amount of the Notes would be less than 98% of the product of the closing sale price of our common stock and the then current conversion rate and requests that we do so. If a holder provides such evidence and request, we will instruct the trustee to determine the trading price of the Notes on the next trading day and for each following trading day until the minimum trading price threshold is exceeded.

Conversion Procedures

Procedures to be Followed by a Holder

If you hold a beneficial interest in a global Note, to convert you must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's then applicable procedures and, if required, pay funds equal to interest payable on the next interest payment date and, if required, pay all taxes or duties, if any.

If you hold a certificated Note, to convert you must:

•

complete and manually sign the conversion notice on the back of the Notes or a facsimile of the conversion notice;

•

deliver the completed conversion notice (which notice is irrevocable) and the Notes to be converted to the conversion agent;

•

if required, furnish appropriate endorsements and transfer documents;

•

if required, pay funds equal to interest payable on the next interest payment date; and

•

if required, pay all transfer or similar taxes, if any.

The conversion date will be the date on which you have satisfied all of the foregoing requirements. The Notes will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the conversion date.

You will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if you exercise your conversion rights, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own. Certificates representing common stock will be issued and delivered only after all applicable taxes and duties, if any, payable by you have been paid in full.

Settlement Upon Conversion

Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of Notes being converted a "conversion settlement amount" equal to the sum of the daily settlement amounts (as defined below) for each of the 40 trading days during the conversion observation period (as defined below).

The "conversion observation period" means the 40 consecutive trading day period:

•

with respect to a conversion date occurring during the period beginning on the 44th scheduled trading day preceding the maturity date and ending on the close of business on the second business day immediately preceding the maturity date, beginning on the 42nd scheduled trading day preceding the maturity date; and

•

in all other cases, beginning on the third scheduled trading day following the related conversion date.

The "daily settlement amount," for each $1,000 principal amount of Notes, for each of the 40 trading days during the conversion observation period, shall consist of:

•

cash equal to the lesser of $25 and the daily conversion value (as defined below); and

•

to the extent the daily conversion value exceeds $25, a number of shares of our common stock (the "daily share amount") equal to, (1) the difference between the daily conversion value and $25, divided by (2) the VWAP price (as defined below) of our common stock for such day, subject to our right to deliver cash in lieu of all or a portion of such shares, as described below, and appropriately adjusted to reflect stock splits, stock dividends, combinations or similar events occurring during the conversion observation period.

The "daily conversion value" for any trading day equals 1/40th of:

•

the conversion rate in effect on that day, multiplied by

•

the VWAP price of our common stock (or the consideration into which our common stock has been converted in connection with certain corporate transactions) on that day.

"Trading day" means a day during which (1) there is no market disruption event (as described below) and (2) the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, is open for trading. If our common stock (or other security for which a closing sale price must be determined) is not so listed or traded, "trading day" means a "business day."

"Scheduled trading day" means a day that is scheduled to be a trading day on the primary U.S. national or regional securities exchange or market on which our common stock is listed or, if our common stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded, and, if not so traded, means a business day.

"Market disruption event" means (i) a failure by the primary United States national or regional securities exchange or market on which our common stock is listed or admitted to trading to open for trading during its regular trading session, or (ii) the occurrence or existence for more than one-half-hour period in the aggregate on any trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options, contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

"VWAP price" per share of our common stock on any trading day means the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page LM.N <Equity> VWAP (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day, as determined by a nationally recognized investment banking firm retained for this purpose by us using a volume-weighted method).

Settlement in cash and shares of our common stock, if any, will occur on the third trading day following the final trading day of the conversion observation period (as defined above).

We will not issue fractional shares of our common stock upon conversion of the Notes. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of our common stock on the final trading day of the conversion observation period.

By the close of business on the business day prior to the first scheduled trading day of the applicable conversion observation period, we may specify a percentage of the daily share amount that will be settled in cash (the "cash percentage") and we will notify holders of such cash percentage by notifying the trustee (the "cash percentage notice"). If we elect to specify a cash percentage, the amount of cash with respect to the daily share amount that we will deliver in respect of each trading day in the applicable conversion observation period will equal the product of: (i) the cash percentage, (ii) the daily share amount for such trading day (assuming we had not specified a cash percentage) and (iii) the VWAP price of our common stock for such trading day. The number of shares delivered in respect of each trading day in the applicable conversion observation period will be a percentage of the daily share amount (assuming we had not specified a cash percentage) equal to 100% minus the cash percentage. If we do not specify a cash percentage by the close of business on the business day prior to the scheduled first trading day of the applicable conversion observation period, we must settle 100% of the daily share amount for each trading day in the applicable conversion observation period with shares of our common stock; provided that we will pay cash in lieu of fractional shares as described above.

Notwithstanding the foregoing, in the event of a fundamental change in which the consideration received by our stockholders consists entirely of cash, the conversion value will be calculated based solely on the amount of cash that holders of our common stock are entitled to receive in respect of each share of common stock upon such fundamental change.  In such event, we will pay the holders in cash, as promptly as practicable but in any event not later than the third trading day following the surrender of Notes for conversion.

Conversion Rate Adjustments

General

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders may participate, as a result of holding the Notes, in any of the transactions described below, at the same time that common stockholders participate, without having to convert their Notes, as if they held a number of shares of our common stock equal to the conversion rate multiplied by the principal amount (expressed in thousands) of the Notes they hold.

(1)

If we issue shares of our common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 X OS1 / OS0

where,

CR0 =

the conversion rate in effect immediately prior to the ex-dividend date of such dividend or distribution, or the effective date of such share split or combination, as applicable;

CR1 =

the conversion rate in effect immediately after the opening of business on such ex-dividend date or effective date;

OS0 =

the number of shares of our common stock outstanding immediately prior to such ex-dividend date or effective date; and

OS1 =

the number of shares of our common stock outstanding immediately after the opening of business on such ex-

dividend date or effective date after giving effect to such dividend, distribution, share split or share combination.

(2)

If we issue to all or substantially all holders of our common stock any rights or warrants entitling them, for a period of not more than 45 calendar days from the distribution date of such distribution, to subscribe for or purchase shares of our common stock, at a price per share less than the average of the closing sale prices of our common stock for the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR1 = CR0 X OS0 + X / OS0 + Y

where,

CR0 =

the conversion rate in effect immediately prior the ex-dividend date for such issuance;

CR1 =

the conversion rate in effect immediately after the opening of business on such ex-dividend date;

OS0 =

the number of shares of our common stock outstanding immediately prior to such ex-dividend date;

X =

the total number of shares of our common stock issuable pursuant to such rights or warrants; and

Y =

the number of shares of our common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the date of announcement of the issuance of such rights or warrants.

(3)

If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property or rights or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•

dividends or distributions described in clause (1) or (2) above;

•

dividends or distributions paid exclusively in cash;

•

any dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration under "— Conversion After Reclassifications and Business Combinations" below; and

•

spin-offs to which the provisions set forth below in this clause (3) shall apply,

then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x SP0 / SP0 - FMV

where,

CR0 =

the conversion rate in effect immediately prior to the ex-dividend date for such distribution;

CR1 =

the conversion rate in effect immediately after the opening of business on such ex-dividend date;

SP0 =

the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and

FMV =

the fair market value on the ex-dividend date for such distribution (as determined in good faith by our board of directors) of the shares of capital stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of our common stock.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a "spin-off," the conversion rate will be increased based on the following formula:

CR1 = CR0 x FMV0 + MP0 / MP0

where,

CR0 =

the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1 =

the conversion rate in effect immediately after the end of the valuation period;

FMV0 =

the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading-day period after, and including, the effective date of the spin-off (the "valuation period"); and

MP0 =

the average of the closing sale prices of our common stock over the valuation period.

The adjustment to the conversion rate under the preceding paragraph will occur on the last day of the valuation period; provided that in respect of any conversion during the valuation period, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the conversion date in determining the applicable conversion rate.

(4)

If any dividend or other distribution consisting exclusively of cash is made to all or substantially all holders of our common stock, other than (i) regular quarterly cash dividends (as determined in good faith by our board of directors) that do not exceed $0.24 per share (the "initial dividend threshold"), and (ii) dividends or distributions made in connection with our liquidation, dissolution or winding-up or upon a merger or consolidation, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x SP0 / SP0 - C

where,

CR0  =

the conversion rate in effect immediately prior to the ex-dividend date for such dividend or distribution;

CR1 =

the conversion rate in effect immediately after the opening of business on the ex-dividend date for such dividend or distribution;

SP0 =

the closing sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C =

the amount in cash per share we distribute to holders of our common stock in excess of the initial dividend threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend (as determined in good faith by our board of directors), the initial dividend threshold will be deemed to be zero.

An adjustment to the conversion rate made pursuant to this clause (4) will become effective on the ex-dividend date for such dividend or distribution.

Whenever the conversion rate is adjusted, the initial dividend threshold will be adjusted by multiplying such initial dividend threshold by a fraction, the numerator of which is the conversion rate prior to adjustment and the denominator of which is the conversion rate following such adjustment; and

(5)

If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the closing sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x AC + (SP1 x OS1) / SP1 x OS0

where,

CR0 =

the conversion rate in effect on immediately prior to the effective date of the adjustment;

CR1 =

the conversion rate in effect immediately after the effective date of the adjustment;

AC =

the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 =

the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 =

the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires excluding, to the extent applicable, any shares purchased pursuant to such tender offer or exchange offer; and

SP1 =

the closing sale price of our common stock on the trading day next succeeding the date such tender or exchange offer expires.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.  If, however, the application of the foregoing formulas would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made (other than as a result of a share split, share combination or decrease in the per share amount of regular, quarterly cash dividends or distributions).

As used in this section, "ex-dividend date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

To the extent we adopt a stockholder rights plan, upon any conversion of the Notes, you will receive, in addition to any common stock received in connection with such conversion, the rights under the rights plan attached to such shares of common stock, unless prior to such conversion, the rights plan has terminated or expired, all the rights have been redeemed or the rights have separated from the common stock. There will be no adjustment to the conversion rate with respect to the adoption of any such rights plan and the distribution of the rights with respect to shares of common stock, unless the rights have separated from the common stock, in which case, the conversion rate will be adjusted pursuant to clause (3) above at the time of separation as if we distributed to all or substantially all holders of our common stock at that time the rights, subject to readjustment in the event of the expiration, termination or redemption of such rights.

There will be no adjustment to the conversion rate under clause (3) above (other than an adjustment for a spin-off) or clause (4) above in cases where the fair market value of assets, evidences of our indebtedness, assets or rights or warrants to purchase our securities, applicable to one share of common stock, distributed to stockholders:

•

equals or exceeds the average closing sale price of the common stock over the ten consecutive trading day period ending on the business day immediately preceding the ex-date for such distribution, or

•

such average closing sale price exceeds the fair market value of such assets, indebtedness, rights, or warrants so distributed by less than $1.00.

In such cases, rather than being entitled to an adjustment in the conversion price, the holder of a Note will be entitled to receive upon conversion, in addition to the cash and the shares of common stock, if any, issuable upon conversion, the kind and amount of assets, indebtedness, rights or warrants comprising the distribution that such holder would have received if such holder had converted such Notes solely into our common stock based on the applicable conversion rate immediately prior to the ex-dividend date for such distribution.

Notwithstanding the foregoing, the applicable conversion rate will not be adjusted as a result of a tender offer solely to holders of fewer than 100 shares of our common stock.

Except as stated above, we will not adjust the conversion rate for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

We may from time to time, to the extent permitted by law, increase the conversion rate of the Notes by any amount. In that case, we will give at least 15 days prior notice of such increase. We may make such increases in the conversion rate, in addition to those set forth above, as our board of directors deems advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustment that is less than 1% of the conversion rate, take such carried-forward adjustments into account in any subsequent adjustment, and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (1) on each day from and after the 25th scheduled trading day prior to the maturity of the Notes, (2) in connection with a fundamental change from and including the 10th calendar day prior to the anticipated effective date of the fundamental change to the effective date of the fundamental change and (3) in connection with a make whole event from and including the 10th calendar day prior to the anticipated effective date of the make whole event to the make whole termination date (as defined under "—Adjustment to Conversion Rate Upon a Make Whole Event").

If we adjust the conversion rate pursuant to the above provisions, we will provide notice to holders of the Notes either (1) by mail, (2) by electronic communication, or (3) by issuing a press release through Business Wire containing the relevant information and making this information available on our website or through another public medium as we may use at that time.

Conversions After Reclassification and Business Combinations

If we:

•

reclassify or change our common stock (other than changes in par value or changes resulting from a subdivision or combination), or

•

consolidate or merge with or into any person or sell, lease, transfer, convey or otherwise dispose of all or substantially all of our assets and those of our subsidiaries taken as a whole to another person, in each case, pursuant to which the holders of our common stock receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for their common stock, each outstanding Note will, without the consent of any holders of the Notes, become convertible only into the consideration the holders of the Notes would have received if they had converted their Notes solely into our common stock based on the applicable conversion rate immediately prior to such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, except that the provisions above under "—Settlement Upon Conversion" shall continue to apply following any such transaction, with the daily conversion values based on the consideration received in such transaction; provided that the increase in the applicable conversion rate in connection with a make whole event (as defined below) shall no longer be in effect after the related make whole event termination date that we have specified as described under "—Adjustment to Conversion Rate Upon a Make Whole Event." If holders of our common stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration into which the Notes will be convertible in connection with such transaction will be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election; provided, however, that we will make adequate provision whereby the holders of the KKR Notes (if any) will have a reasonable opportunity to determine, to the same extent as the holders of our common stock may so elect, the form of consideration into which the KKR Notes, treated as a single class, will be convertible from and after the effective date of such transaction.  We may not become a party to any such transaction unless its terms are materially consistent with the foregoing.

Adjustment to Conversion Rate Upon a Make Whole Event

If and only to the extent you elect to convert your Notes in connection with a make whole event, we will increase the conversion rate as described below. The number of additional shares by which the conversion rate is increased (the "additional shares") will be determined by reference to the table below, based on the date on which the make whole event becomes effective (the "effective date") and the price (the "stock price") paid per share for our common stock in such make whole event. If holders of our common stock receive only cash in such transaction, the price paid per share will be the cash amount paid per share. Otherwise, the price paid per share will be the average of the closing sale prices of our common stock on the five trading days prior to but not including the effective date of such make whole event. We will notify you of the anticipated effective date of any make whole event that we know, or reasonably should know, will occur at least 15 calendar days prior to such date.

A "make whole event" will have occurred when any of the following has occurred:

(1)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" becomes the "beneficial owner" (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of our capital stock that is at the time entitled to vote by the holder thereof in the election of our board of directors (or comparable body); or

(2)

any transaction or event or any series of transactions or events (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) in connection with which all or substantially all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive stock, other securities, other property, assets or cash, other than any merger primarily for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

(3)

the termination of trading of our common stock, which will be deemed to have occurred if, for 30 consecutive trading days, our common stock or other common stock into which the Notes are convertible is not listed for trading on a U.S. national securities exchange or approved for quotation and trading on a national automated inter-dealer quotation system.

However, a make whole event will be deemed not to have occurred if at least 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) which otherwise would constitute a fundamental change under clause (2) above consists of shares of common stock traded or to be traded immediately following such transaction on a U.S. national securities exchange or national automated inter-dealer quotation system and, as a result of the transaction or transactions, the Notes become convertible into such common stock and other applicable consideration, subject to the provisions set forth above under "—Settlement Upon Conversion."

On or before the fifteenth calendar day after the occurrence of a make whole event, we will provide to all record holders of the Notes on the date of the make whole event at their addresses shown in the register of the registrar and to beneficial owners to the extent required by applicable law, a written notice of the occurrence of the make whole event, the resulting adjustment to the conversion rate, and the "make whole termination date", which shall be a date that is not less than 20 nor more than 35 calendar days after the date of the notice.

A conversion of the Notes by a holder will be deemed for these purposes to be "in connection with" a make whole event if the conversion notice is received by the conversion agent following the effective date of the make whole event but before the close of business on the make whole termination date.

The number of additional shares in the table below will be adjusted in the same manner as and as of any date on which the conversion rate of the Notes is adjusted as described above under "—Conversion Rate Adjustments." The stock prices set forth in the first column of the table below will be simultaneously adjusted to equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment and the denominator of which is the conversion rate as so adjusted.

The following table sets forth the number of additional shares per $1,000 principal amount of Notes by which the conversion rate shall be increased during the period that the Notes may be converted in connection with a make whole event, based on the effective date and stock price for the make whole event:

	Effective Date
Stock Price	January 15, 2008	January 15, 2009	January 15, 2010	January 15, 2011	January 15, 2012	January 15, 2013	January 15, 2014	January 15, 2015
$71.64	2.5950	2.5950	2.5950	2.5950	2.5950	2.5950	2.5950	2.5950
$75.00	2.3314	2.3767	2.4016	2.4095	2.3803	2.2780	2.0638	1.9697
$80.00	1.9976	2.0186	2.0173	1.9947	1.9302	1.7858	1.5069	1.1364
$85.00	1.7244	1.7270	1.7064	1.6617	1.5725	1.4011	1.0848	0.4011
$90.00	1.4992	1.4880	1.4534	1.3932	1.2879	1.1016	0.7716	0.0000
$95.00	1.3120	1.2907	1.2462	1.1756	1.0609	0.8692	0.5438	0.0000
$100.00	1.1553	1.1267	1.0756	0.9987	0.8795	0.6893	0.3813	0.0000
$120.00	0.7337	0.6936	0.6353	0.5561	0.4468	0.2957	0.0987	0.0000
$140.00	0.5008	0.4622	0.4103	0.3435	0.2582	0.1528	0.0400	0.0000
$160.00	0.3608	0.3277	0.2851	0.2323	0.1687	0.0965	0.0266	0.0000
$180.00	0.2705	0.2432	0.2093	0.1685	0.1213	0.0703	0.0211	0.0000

The exact stock price and effective date may not be set forth on the preceding table, in which case:

•

if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•

if the stock price is in excess of $180.00 per share (subject to adjustment in the same manner as and as of any date on which the conversion rate of the Notes is adjusted as described above under

"—Conversion Rate Adjustments"), no additional shares will be issued upon conversion;

•

if the stock price is less than $71.64 per share (subject to adjustment in the same manner as and as of any date on which the conversion rate of the Notes is adjusted as described above under "—Conversion Rate Adjustments"), no additional shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the number of shares issuable on conversion of any Notes exceed 13.9587 shares per $1,000 principal amount of Notes, such number of shares being subject to adjustment in the same manner as and as of any date on which the conversion rate of the Notes is adjusted as described above under "—Conversion Rate Adjustments;" provided, however that in no event will the number of shares issuable on conversion of any KKR Notes to the extent described in the following paragraph be so limited.

 Notwithstanding the foregoing, if the holder of any KKR Notes converts such KKR Notes in connection with a make whole event described in clause (1) or (2) of the definition thereof on or prior to January 15, 2012, the number of additional shares per $1,000 principal amount of KKR Notes by which the conversion rate shall be increased during the period that such KKR Notes may be converted in connection with a make whole event will be as set forth in the following table, based on the effective date and stock price for the make whole event:

	Effective Date
Stock Price	January 15, 2008	January 15, 2009	January 15, 2010	January 15, 2011	January 15, 2012
$10.00	88.6364	101.4501	109.4364	109.4364	109.4364
$20.00	38.6364	45.0753	52.3434	59.4364	59.4364
$30.00	21.9697	26.2837	31.1560	36.6590	42.7697
$40.00	13.6364	16.8879	20.5624	24.7148	29.4072
$50.00	8.6364	11.2505	14.2062	17.5483	21.3272
$60.00	5.3030	7.4921	9.9688	12.7708	15.9407
$70.00	2.9221	4.8077	6.9421	9.3583	12.0934
$71.64	2.5950	4.4389	6.5264	8.8896	11.5649
$75.00	2.3314	3.7339	5.7314	7.9933	10.5545
$80.00	1.9976	2.7943	4.6721	6.7990	9.2079
$85.00	1.7244	1.9652	3.7374	5.7452	8.0199
$90.00	1.4992	1.4880	2.9066	4.8084	6.9638
$95.00	1.3120	1.2907	2.1632	3.9703	6.0190
$100.00	1.1553	1.1267	1.4941	3.2161	5.1686
$120.00	0.7337	0.6936	0.6353	0.8276	2.4760
$140.00	0.5008	0.4622	0.4103	0.3435	0.5529
$160.00	0.3608	0.3277	0.2851	0.2323	0.1687
$180.00	0.2705	0.2432	0.2093	0.1685	0.1213

The exact stock price and effective date may not be set forth on the preceding table, in which case:

•

if the stock price is between two stock price amounts on the table or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

•

if the stock price is in excess of $180 per share (subject to adjustment in the same manner as and as of any date on which the conversion rate of the Notes is adjusted as described above under "—Conversion Rate Adjustments"), no additional shares will be issued upon conversion;

•

if the stock price is less than $10 per share (subject to adjustment in the same manner as and as of any date on which the conversion rate of the Notes is adjusted as described above under "—Conversion Rate Adjustments"), the number of additional shares will be such number of additional shares that would have been issued based on the effective date had the stock price been $10 (as so adjusted).

Repurchase at the Option of the Holder Upon a Fundamental Change

If a fundamental change (as defined below) occurs at any time prior to the maturity of the Notes, you will have the right to require us to repurchase, at the fundamental change repurchase price described below, all or part of your Notes for which you have properly delivered and not withdrawn a written repurchase notice. The Notes submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.

The fundamental change repurchase price will be payable in cash and will equal 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a record date and on or prior to the corresponding interest payment date, the interest will be paid on the fundamental change repurchase date to the holder of record on the record date.

A "fundamental change" will have occurred when any of the following has occurred:

(1)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" becomes the "beneficial owner" (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of our capital stock that is at the time entitled to vote by the holder thereof in the election of our board of directors (or comparable body); or

(2)

the first day on which a majority of the members of our board of directors are not continuing directors; or

(3)

the adoption by our stockholders of a plan relating to our liquidation or dissolution; or

(4)

any transaction or event or any series of transactions or events (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) in connection with which all or substantially all of our common stock is exchanged for, converted into, acquired for or constitutes solely the right to receive stock, other securities, other property, assets or cash, other than:

(a)

any transaction that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock; or

(b)

any transaction pursuant to which the holders of our capital stock entitled to vote generally in elections of directors immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such transaction; or

(c)

any merger primarily for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

(5)

the termination of trading of our common stock, which will be deemed to have occurred if, for 30 consecutive trading days, our common stock or other common stock into which the Notes are convertible is not listed for trading on a U.S. national securities exchange or approved for quotation and trading on a national automated inter-dealer quotation system.

However, a fundamental change will be deemed not to have occurred if at least 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) which otherwise would constitute a fundamental change under clause (4) above consists of shares of common stock traded or to be traded immediately following such transaction on a U.S. national securities exchange or national automated inter-dealer quotation system and, as a result of the transaction or transactions, the Notes become convertible into such common stock and other applicable consideration, subject to the provisions set forth above under "—Settlement Upon Conversion."

"Continuing directors" means, as of any date of determination, any member of the board of directors who:

•

was a member of the board of directors on the date of the purchase agreement for the Notes described in this Description of Notes; or

•

was nominated for election or elected to the board of directors with the approval of a majority of the continuing directors who were members of the board at the time of new director's nomination or election, which approval may be evidenced either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

On or before the fifteenth calendar day after the occurrence of a fundamental change, we will provide to all record holders of the Notes on the date of the fundamental change at their addresses shown in the register of the registrar and to beneficial owners to the extent required by applicable law, a written notice of the occurrence of the fundamental change and the resulting repurchase right. Such notice shall state, among other things, the event causing the fundamental change and the procedures you must follow to require us to repurchase your Notes.

The fundamental change repurchase date will be a date specified by us in the notice of a fundamental change that is not less than 30 nor more than 45 calendar days after the date of the notice of a fundamental change.

To exercise your repurchase right, you must deliver, prior to 5:00 p.m., New York City time, on the fundamental change repurchase date, a written notice to the paying agent of your exercise of your repurchase right (together with the Notes to be repurchased, if certificated Notes have been issued). The repurchase notice must state:

•

the certificate numbers of the Notes to be repurchased, if they are in certificated form;

•

the portion of the principal amount of the Notes to be repurchased, which must be $1,000 or whole multiples thereof; and

•

that the Notes are to be repurchased by us pursuant to the applicable provisions of the Notes and the indenture.

You may withdraw your fundamental change repurchase notice at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the fundamental change repurchase date by delivering a written notice of withdrawal to the paying agent. If a fundamental change repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the Notes listed in the fundamental change repurchase notice. The withdrawal notice must state:

•

the certificate numbers of the Notes to be withdrawn, if they are in certificated form;

•

the principal amount of the withdrawn Notes; and

•

the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or whole multiples thereof.

Payment of the repurchase price for Notes for which a fundamental change repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Notes, together with necessary endorsements, to the paying agent, as the case may be. Payment of the fundamental change repurchase price for the Notes will be made promptly following the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the Notes, together with necessary endorsements, as the case may be.

If the paying agent holds on the fundamental change repurchase date cash sufficient to pay the fundamental change repurchase price of the Notes that holders have elected to require us to repurchase, then, as of the fundamental change repurchase date:

•

the Notes will cease to be outstanding and interest will cease to accrue, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the paying agent, as the case may be; and

•

all other rights of the holders of Notes will terminate, other than the right to receive the fundamental change repurchase price upon delivery or transfer of the Notes.

In connection with any repurchase, we will, to the extent applicable:

•

comply with the provisions of Rule 13e-4 and any other tender offer rules under the Securities Exchange Act of 1934 that may be applicable at the time of the offer to repurchase the Notes;

•

file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the Notes; and

•

comply with all other federal and state securities laws in connection with any offer by us to repurchase the Notes.

If you hold a beneficial interest in a global Note, you must comply with applicable DTC procedures to have your beneficial interest in the Notes repurchased in connection with a fundamental change, or to withdraw a beneficial interest from repurchase.

Consolidation, Merger and Sale of Assets

The indenture will provide that we may not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other person or sell, convey, transfer or lease our property and assets substantially as an entirety to another person, unless:

•

either (a) we are the continuing corporation or (b) the resulting, surviving or transferee person (if other than us) is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person assumes, by a supplemental indenture in a form reasonably satisfactory to the trustee, all of our obligations under the Notes and the indenture;

•

immediately after giving effect to such transaction, no default or event of default has occurred and is continuing; and

•

we have delivered to the trustee certain certificates and opinions of counsel if so requested by the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which Legg Mason is not the continuing corporation, the successor person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Legg Mason, and Legg Mason shall be discharged from its obligations and covenants, under the Notes and the indenture.

Events of Default; Notice and Waiver

The following will be events of default under the indenture:

•

we fail to pay any interest on the Notes when due and such failure continues for a period of 30 calendar days;

•

we fail to pay principal of the Notes when due at maturity, or we fail to pay the repurchase price in respect of any Notes when due;

•

we fail to deliver cash and, if applicable, shares of our common stock (including any additional shares), upon the conversion of any Notes and such failure continues for ten business days following the scheduled settlement date for such conversion;

•

we fail to provide notice of a fundamental change or a make whole event on a timely basis as required in the indenture;

•

we fail to perform or observe any other term, covenant or agreement in the Notes or the indenture for a period of 60 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding, in accordance with the indenture;

•

a failure to pay when due (whether at stated maturity or otherwise) by Legg Mason or any of our "significant subsidiaries" (which term shall have the meaning specified in Rule 1-02(w) of Regulation S-X promulgated by the Securities and Exchange Commission), after the expiration of any applicable grace period, of principal of indebtedness for borrowed money, where the amount of such unpaid principal and/or interest is in an aggregate amount in excess of $50 million or more (or its foreign currency equivalent), or a default that results in the acceleration of maturity, of any indebtedness for borrowed money of Legg Mason or any of our "significant subsidiaries" in an aggregate amount in excess of $50 million (or its foreign currency equivalent), in each case if such indebtedness is not discharged and such acceleration is not rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

•

a final judgment for the payment of $50 million or more (excluding any amounts covered by insurance or subject to a binding indemnity from a financially responsible third party with resources sufficient to pay such indemnity obligation when due) rendered against Legg Mason or any significant subsidiary, which judgment is not discharged or the enforcement of which is not effectively stayed within 90 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

•

certain events involving our bankruptcy, insolvency or reorganization or the bankruptcy, insolvency or reorganization of any of our significant subsidiaries.

We are required to notify the trustee promptly upon becoming aware of the occurrence of any default under the indenture known to us. The trustee is then required within 90 calendar days of becoming aware of the occurrence of any default to give to the registered holders of the Notes notice of all uncured defaults known to it. However, the trustee may withhold notice to the holders of the Notes of any default, except defaults in payment of principal or interest on the Notes, if the trustee, in good faith, determines that the withholding of such notice is in the interests of the holders. We are also required to deliver to the trustee, on or before a date not more than 120 calendar days after the end of each fiscal year, a written statement as to compliance with the indenture, including whether or not any default has occurred and is continuing.

If an event of default specified in the last bullet point listed above occurs and continues with respect to us, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes will automatically become due and payable. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable. Thereupon, the trustee may, in its discretion, proceed to protect and enforce the rights of the holders of the Notes by appropriate judicial proceedings.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to us and the trustee, may rescind and annul such declaration if:

•

we have paid (or deposited with the trustee a sum sufficient to pay) (1) all overdue interest on all Notes; (2) the principal amount of any Notes that have become due otherwise than by such declaration of acceleration; (3) to the extent that payment of such interest is lawful, interest upon overdue interest; and (4) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•

all events of default, other than the non-payment of the principal amount and any accrued and unpaid interest that have become due solely by such declaration of acceleration, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

No holder of the Notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest on the Notes, unless:

•

the holder has given the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the trustee to pursue the remedy, and offer security or indemnity satisfactory to the trustee against any costs, liability and expense of the trustee;

•

the trustee fails to comply with the request within 60 calendar days after receipt of the request and offer of indemnity; and

•

the trustee does not receive an inconsistent direction from the holders of a majority in aggregate principal amount of the outstanding Notes.

Notwithstanding the foregoing, the indenture will provide that, if we so elect, the sole remedy for an event of default relating to the failure to comply with the reporting and information delivery obligations in the indenture and/or for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act (which also relate to the provision of reports) will, for the 270 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to:

•

0.25% of the principal amount of the Notes then outstanding over such portion of the first 90-day period immediately following such event of default during which we remain in default; and

•

0.50% of the principal amount of the Notes then outstanding over such portion of the 180-day period immediately following the 90th day after such event of default during which we remain in default.

If we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the Notes will be subject to acceleration as provided above. The additional interest will accrue on all outstanding Notes from and including the date on which an event of default relating to a failure to comply with the reporting and information delivery obligations in the indenture and/or the requirements of Section 314(a)(1) of the Trust Indenture Act first occurs to, but not including, the 270th day thereafter (or such earlier date on which the event of default relating to such failure shall have been cured or waived) and will be payable in the same manner as additional interest accruing as a result of a registration default. On such 270th day (or earlier, if the event of default relating to such failure is cured or waived prior to such 270th day), such additional interest will cease to accrue and the Notes will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of holders of Notes in the event of the occurrence of any other event of default.

Waiver

The holders of a majority in aggregate principal amount of the Notes outstanding may, on behalf of the holders of all the Notes, waive any past default or event of default under the indenture and its consequences, except:

•

our failure to pay principal of or interest on any Notes when due;

•

our failure to convert any Notes into cash and, if applicable, shares of common stock as required by the indenture;

•

our failure to pay the repurchase price on the repurchase date in connection with a holder exercising its repurchase rights; or

•

our failure to comply with any of the provisions of the indenture whose modification would require the consent of the holder of each outstanding Note affected.

Modification

Changes Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the Notes) may not be modified or amended without the written consent or the affirmative vote of the holder of each Note affected by such change to:

•

extend the maturity of any Notes;

•

reduce the rate or extend the time for payment of interest on any Notes;

•

reduce the principal amount of any Notes;

•

reduce any amount payable upon redemption or repurchase of any Notes;

•

impair the right of a holder to institute suit for payment of any Notes;

•

change the currency in which any Notes is payable;

•

change our obligation to repurchase any Notes upon a fundamental change in a manner adverse to the holders in any material respect;

•

except as required by the indenture, adversely affect the right of a holder to convert any Notes into cash and, if applicable, shares of our common stock in any material respect or reduce the number of shares of our common stock or any other property, including cash, receivable upon conversion pursuant to the terms of the indenture; or

•

subject to specified exceptions, modify certain provisions of the indenture relating to modification of the indenture or waiver under the indenture.

Changes Requiring Majority Approval

The indenture (including the terms and conditions of the Notes) may be modified or amended, except as described above, with the written consent or affirmative vote of the holders of a majority in aggregate principal amount of the Notes then outstanding.

Changes Requiring No Approval

The indenture (including the terms and conditions of the Notes) may be modified or amended by us and the trustee, without the consent of the holder of any Notes, to, among other things:

•

provide for conversion rights of holders of the Notes and our repurchase obligations in connection with a fundamental change in the event of any reclassification of our common stock, merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

•

secure the Notes, including provisions regarding the circumstances under which collateral may be released or substituted;

•

evidence the succession of another person to us or successive successions, and provide for the assumption of our obligations to the holders of the Notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of our property and assets substantially as an entirety;

•

surrender any right or power conferred upon us;

•

to add to our covenants for the benefit of the holders of the Notes;

•

make any provision with respect to matters or questions arising under the indenture that we may deem necessary or desirable and that shall not be inconsistent with provisions of the indenture; provided that such change or modification does not, in the good faith opinion of our board of directors, adversely affect the interests of the holders of the Notes in any material respect;

•

increase the conversion rate in accordance with the indenture;

•

comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•

add or provide for the guarantees of obligations under the Notes or additional obligors on the Notes;

•

cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the indenture;

•

make any changes or modifications necessary in connection with the registration of the Notes under the Securities Act of 1933 as contemplated in the registration rights agreement; provided that such change or modification does not adversely affect the interests of the holders of the Notes in any material respect;

•

provide for a successor trustee; and

•

make any other change that does not materially adversely affect the rights of any holder.

Other

The consent of the holders of Notes is not necessary under the indenture to approve the particular form of any proposed modification or amendment. It is sufficient if such consent approves the substance of the proposed modification or amendment. After a modification or amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such modification or amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the modification or amendment.

Notes Not Entitled to Consent

Any Notes held by us or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with us shall be disregarded (from both the numerator and the denominator) for purposes of determining whether the holders of the requisite aggregate principal amount of the outstanding Notes have consented to a modification, amendment or waiver of the terms of the indenture.

Reports

The indenture provides that any documents or reports that we are required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 will be filed with the trustee within 15 days after the same are required to be filed with the Securities and Exchange Commission. Documents filed by us with the Securities and Exchange

Commission via the EDGAR system will be deemed filed with the trustee as of the time of such documents are filed via EDGAR.

Repurchase and Cancellation

We may, to the extent permitted by law, repurchase any Notes in the open market or by tender offer at any price or by private agreement. Any Notes repurchased by us may, at our option, be surrendered to the trustee for cancellation, but may not be reissued or resold by us. Any Notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

Rule 144A Information

We will furnish to the holders or beneficial holders of the Notes or the common stock issued upon conversion and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act of 1933 until such time as such securities are no longer "Registrable Securities" as defined in the registration rights agreement.

Governing Law

The Notes and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Form, Denomination and Registration

The Notes will be issued:

•

in fully registered form;

•

without interest coupons; and

•

in denominations of $1,000 principal amount and integral multiples of $1,000.

Global Notes, Book-Entry Form

The Notes will be evidenced by one or more global Notes. We will deposit the global Notes with the trustee as custodian for DTC and register the global Notes in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global Notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in a global Note may be held through organizations that are participants in DTC (called "participants"). Transfers between participants will be effected and settled in accordance with DTC rules and procedures.

Beneficial interests in a global Note held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called "indirect participants"). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global Notes, Cede & Co. for all purposes will be considered the sole holder of such global Notes. Except as provided below, owners of beneficial interests in a global Note will:

•

not be entitled to have certificates registered in their names;

•

not receive physical delivery of certificates in definitive registered form; and

•

not be considered holders of the global Notes.

We will pay principal of, premium, if any, and interest on, and the redemption price and the repurchase price of, a global Notes to Cede & Co., as the registered owner of the global Notes, by wire transfer of immediately available funds on the maturity date, each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•

for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global Note; or

•

for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•

DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global Notes and a successor depositary is not appointed within 90 days;

•

DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

•

we notify the trustee to cause the issuance of certificated notes, subject to DTC's procedures, at our option or at the request of the holders of the KKR Notes in connection with the exercise of their right (1) to elect the form of consideration to be received on conversion following certain transactions as described under "—Conversions After Reclassification and Business Combinations,"

or (2) to convert such KKR Notes in connection with a make whole event as described under "—Adjustment to Conversion Rate Upon a Make Whole Event"; or

•

certain other events provided in the indenture shall occur.

Restrictions on Transfer, Legends

The Notes and shares of common stock that are issued upon conversion will be subject to certain restrictions on transfer, as described below under "Transfer Restrictions." The Notes and share certificates will bear a legend regarding such transfer restrictions.

TRANSFER RESTRICTIONS

The Notes and the common stock issuable upon conversion thereof (collectively, the "Securities") have not been, and will not be at the time of the offer or sale of the Notes, registered under the Securities Act of 1933 or any other applicable securities laws. Therefore, the Notes will be offered and sold only to qualified institutional buyers in compliance with Rule 144A in private sales exempt from the registration requirements of the Securities Act of 1933.

Except as provided for in the registration rights agreement, we have not assumed any responsibility for, (i) the registration of any Security or the availability of any exemption from the registration requirements of the Securities Act with respect to offers, sales and deliveries of the Securities or (ii) the circumstances under which the Securities may lawfully be offered, sold or delivered.

Each purchaser of Securities, by its acceptance thereof, will be deemed to have acknowledged, represented to and agreed with us as follows:

(1)

It understands and acknowledges that the Securities have not been registered under the Securities Act or any other applicable securities laws, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with the conditions for transfer set forth in paragraph (4) below.

(2)

It is a qualified institutional buyer, as defined in Rule 144A under the Securities Act, and is aware that any sale of Securities to it will be made in reliance on Rule 144A. Such acquisition will be for its own account or for the account of another qualified institutional buyer.

(3)

It is purchasing the Securities for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Securities pursuant to Rule l44A or any exemption from registration available under the Securities Act.

(4)

It acknowledges that each Note will contain a legend substantially to the following effect:

THE NOTES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT

BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT; PROVIDED, HOWEVER, THAT THE "PURCHASERS" (AS DEFINED IN THE NOTE PURCHASE AGREEMENT BETWEEN LEGG MASON, INC (THE "COMPANY"), THE PURCHASERS NAMED THEREIN AND KOHLBERG KRAVIS ROBERTS & CO. L.P.) MAY TRANSFER THIS NOTE TO AN AFFILIATED ENTITY, PROVIDED THAT (1) SUCH TRANSFERRING PURCHASER REASONABLY DETERMINES SUCH TRANSFER IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT, AND (2) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TRANSFER PROVISIONS OF THE INDENTURE, THE NOTE PURCHASE AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY, KKR I-L LIMITED AND THE BANKS NAMED THEREIN.

BY ITS ACQUISITION HEREOF, THE HOLDER (1) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION

FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

(5)

It acknowledges any common stock issued upon conversion of the Notes will bear comparable legends.

(6)

It acknowledges that we will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements, and agrees that if any of the acknowledgments, representations, warranties and agreements deemed to have been made by it by its purchase of the Securities are no longer accurate, it shall promptly notify us. If it is acquiring any Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account.